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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan and the LifePoint Hospitals, Inc. Employee Stock Purchase Plan of our report dated February 14, 2003, with respect to the consolidated financial statements of LifePoint Hospitals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Nashville, Tennessee
May 28, 2003